UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 27, 2013

TIBCO Software Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue
Palo Alto, California 94304-1213
(Address of principal executive offices, including zip code)

(650) 846-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 27, 2013, the Board of Directors of TIBCO Software Inc. (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (as so amended and restated, the “Bylaws”). The principal changes made to the Bylaws were to:

•
(i) clarify and expand disclosure from and about any stockholder submitting a stockholder proposal or director nomination (including expanded disclosure about any director nominee), and (ii) require such stockholder to appear in person at the applicable stockholder meeting;

•	establish procedures for stockholder nominees of directors at special meetings called to elect directors, which procedures substantially mirror those used in connection with an annual meeting;

•	permit the Company’s Board of Directors to fix a record date for voting at a stockholder meeting that is separate from the record date for the notice of such stockholder meeting;

•
provide that a person shall not be qualified to serve as a member of the Company’s Board of Directors if he or she is party to certain compensation arrangements with a third party in connection with his or her candidacy or service as a director; and

•	make certain clarifying and conforming changes throughout the Bylaws.
The Bylaws are attached as Exhibit 3.1 to this Current Report on Form 8-K. The foregoing description of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws attached hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of TIBCO Software Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ William R. Hughes
William R. Hughes Executive Vice President, General Counsel and Secretary

Date: June 28, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of TIBCO Software Inc.